UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

WORLD MOTO, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-54694	77-0716386
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		No.)

1777 Moo 5 Soi Sukhumvit 107 Sukhumvit Road
North Sumrong, Amphur Muang, Samut Prakan
Bangkok, Thailand	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 840-8781

________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction .2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 –         CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Lisa Ziomkowski-Boten as Secretary & Treasurer

On November 16, 2012, the Board of Directors of World Moto, Inc., a Nevada corporation (the “Company”) appointed Ms. Lisa Ziomkowski-Boten as Secretary and Treasurer of the Company effective immediately. There is no arrangement or understanding pursuant to which Ms. Ziomkowski-Boten was appointed as Secretary and Treasurer. Ms. Ziomkowski-Boten is the sister of Mr. Chris Ziomkowski, the Company’s Chief Technical Officer and a shareholder of the Company. Other than the foregoing, Ms. Ziomkowski-Boten has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Professional History of Ms. Ziomkowski-Boten

Ms. Ziomkowski-Boten is a Certified Public Accountant in California. Ms. Ziomkowski-Boten is currently the Cost Accountant for Oregon’s Wild Harvest, a position she has held since July 2009. Previously, from October 2007 to March 2009, Ms. Ziomkowski-Boten was a Senior Staff Accountant with The Kaseno CPA Firm in San Diego, CA. Ms. Ziomkowski-Boten received her bachelor’s degree in Accounting from the University of San Diego and currently lives in Washington State.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD MOTO, INC.

Date: November 16, 2012	By:	/s/ Paul Giles
Paul Giles
Chief Executive Officer